Exhibit 3.1

CERTIFICATE OF MERGER

OF

BIL ACQUISITION HOLDINGS LIMITED,
a Delaware corporation,

with and into

LYONDELL CHEMICAL COMPANY,
a Delaware corporation

It is hereby certified that:

1.  The constituent corporations participating in the merger are:

(i)	BIL Acquisition Holdings Limited, which is incorporated under the laws of the State of Delaware; and

(ii)	Lyondell Chemical Company, which is incorporated under the laws of the State of Delaware.

2.  An Agreement and Plan of Merger, dated as of July 16, 2007, among Basell AF, a Luxembourg company, BIL Acquisition Holdings Limited and Lyondell Chemical Company (the “Merger Agreement”) has been approved, adopted, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 251 of the Delaware General Corporation Law.

3.  The name of the surviving corporation in the merger herein certified is “Lyondell Chemical Company”.

4.  The Certificate of Incorporation of Lyondell Chemical Company in effect immediately prior to the filing of the Certificate of Merger shall be amended and restated as Exhibit A hereto and shall become the Certificate of Incorporation of said surviving corporation.

5.  A copy of the executed Merger Agreement is on file at the office of the surviving corporation located at One Houston Center, 1221 McKinney Street, Suite 700, Houston, Texas.

6.  A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of either constituent corporation.

[Intentionally left blank]

IN WITNESS WHEREOF, the undersigned has affirmed the statements herein as true, under penalties of perjury, as of the 20th day of December, 2007.

BIL ACQUISITION HOLDINGS LIMITED

By:  /s/ Alan Bigman
Name:  Alan Bigman
Title:    President

LYONDELL CHEMICAL COMPANY

By:  /s/ Gerald A. O'Brien
Name:  Gerald A. O'Brien
Title:    Vice President, Deputy General Counsel

Exhibit A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

LYONDELL CHEMICAL COMPANY

ARTICLE I.

The name of the corporation is Lyondell Chemical Company (the "Corporation'").

ARTICLE II.

The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware, 19801. The name of the registered agent at such address is The Corporation Trust Company.

ARTICLE III.

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DCGL") as the same exists or may hereafter be amended.

ARTICLE IV.

The total number of shares of common stock which the Corporation shall have authority to issue is 1,000 and the par value of each such share is $0.01

ARTICLE V.

All powers of the Corporation shall be exercised by or under the direction of the Board of Directors of the Corporation (the "Board"), except as otherwise provided herein or required by law. For the management of the business and the conduct of the affairs of the Corporation and for the purposes of creating, defining, limiting and regulating the powers of the Corporation and its Board and stockholders, it is further provided that:

A.  The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board.

B.  The Board shall have the power to adopt, amend or repeal the bylaws of the Corporation.

C.  Subject to the limitations set forth herein, the Corporation, acting through the vote of its Board and stockholders or as otherwise permitted or prescribed by applicable law, hereby reserves the right to amend, modify or repeal any provisions contained in this Certificate of Incorporation, and to merge, sell its assets and take other corporate action to the extent and in the manner now or hereafter permitted or prescribed by applicable law, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE VI.

The number of directors of the Corporation shall be such as from time to time may be fixed by, or in the manner provided in, the bylaws of the Corporation, but in no case shall the number be less than the minimum number authorized by the laws of Delaware. Directors need not be stockholders. Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

ARTICLE VII.

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent such exemption from liability or limitation thereof is not permitted under the DCGL as the same exists or may hereafter be amended.

Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

ARTICLE VIII.

The Corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the DCGL.